SUB-ITEM 77Q1(c)

Appendix A, dated July 20, 2004 to the Amended and Restated By-Laws For MFS Series Trust II, dated January 1, 2002, as revised June 23, 2004 are contained in the Post-Effective Amendment No. 39 to the Registration Statement for MFS Municipal Series Trust (File Nos. 2-92915 and 811-4096) as filed with the Securities and Exchange Commission via EDGAR on July 29, 2004, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.